===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            ISOLYSER COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             ISOLYSER COMPANY, INC.
                          4320 International Boulevard
                            Norcross, Georgia 30093

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 16, 2001

To the Shareholders:

   The Annual Meeting of Shareholders of Isolyser Company, Inc. (the "Company") will be held at the Atlanta Marriott, Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, on Wednesday May 16, 2001 at 2:30 p.m. for the following purposes, all as set forth in the attached Proxy Statement:

     1. To elect six directors to serve for one-year terms expiring at the annual meeting in 2002 and until their successors are elected and qualified. The Board of Directors' nominees are named in the attached Proxy Statement.

     2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

   Only shareholders of record on the books of the Company at the close of business on April 6, 2001, are entitled to receive notice of and to vote at the meeting.

   Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                         Sincerely,

                                         /s/ Dan R. Lee
                                         Dan R. Lee
                                         President and Chief Executive Officer

Norcross, Georgia
April 16, 2001

                             ISOLYSER COMPANY, INC.
                          4320 International Boulevard
                            Norcross, Georgia 30093

                               ----------------

                                PROXY STATEMENT
                                      for
             Annual Meeting of Shareholders To Be Held May 16, 2001

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished to shareholders of Isolyser Company, Inc., a Georgia corporation ("Isolyser" or the "Company"), in connection with the solicitation by the Board of Directors of Isolyser (the "Board of Directors" or "Board") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") scheduled to be held on Wednesday, May 16, 2001, at 2:30 p.m., Atlanta time, at the Atlanta Marriott, Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 16, 2001.

   At the Meeting, shareholders of Isolyser will vote upon: (1) the election of six directors; and (2) such other business as may properly come before the Meeting and any and all adjournments thereof.

Voting Rights and Votes Required

   The close of business on April 6, 2001, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, Isolyser had outstanding and entitled to vote 41,583,984 shares of Common Stock, $.001 par value per share ("Common Stock").

   A majority of the outstanding shares of Common Stock on the record date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum.

   Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The six candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote for the election of directors.

Voting of Proxies

   Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors".

   The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

Revocation of Proxies

   Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. Any proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to Isolyser or by attending the Meeting and voting in person.

Solicitation of Proxies

   The expenses of this solicitation will be paid by Isolyser. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of Isolyser, who will receive no additional compensation therefor. Isolyser will pay persons holding shares in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

                        DIRECTORS AND EXECUTIVE OFFICERS

   Proxies will be voted for the election of the following six nominees as directors to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. All of the nominees are presently members of the Board. Mr. Honeycutt has decided to retire from his position as a director of Isolyser. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

  Name                                                        Age Director Since
  ----                                                        --- --------------
Gene R. McGrevin.............................................  58      1997
Dan R. Lee...................................................  53      1996
Rosdon Hendrix...............................................  61      1994
Kenneth F. Davis.............................................  50      1996
John E. McKinley.............................................  57      1998
Ronald L. Smorada............................................  54      1999

   Gene R. McGrevin was elected Chairman of the Board of Directors and acting President of the Company in April 1997 and currently serves as Chairman of Isolyser. Mr. McGrevin served as chairman of P.E.T.Net Pharmaceutical Services, LLC, a manufacturer and distributor of radiopharmaceuticals, from May 1997 until January 2001 and is currently a consultant for P.E.T.Net. Mr. McGrevin previously served as Vice Chairman and Chief Executive Officer of Syncor International Corp., a public company in the nuclear medicine industry, with which Mr. McGrevin was associated since 1989. Prior to managing Syncor, Mr. McGrevin served in executive positions with various health care businesses including President of the Health Care Products Group of Kimberly-Clark Corporation, founder and President of a consulting firm specializing in the health care industry and an executive officer of VHA Enterprises, Inc.

   Dan R. Lee was elected to serve as President and Chief Executive Officer of the Company in December 2000, in addition to continuing his role as the President of Microtek Medical, Inc. ("Microtek"), a subsidiary of Isolyser. He became an executive officer of the Company following the conclusion of Isolyser's acquisition of Microtek effective September 1, 1996, and became a Director of the Company in December 1996. Prior to accepting these positions with the Company, Mr. Lee had served as the Vice President and Chief Operating and Financial Officer of Microtek since 1987. Previous to that time, he was engaged in the public accounting practice, including more than five years with KPMG Peat Marwick.

   Rosdon Hendrix was elected a Director of the Company in December 1994. Until he retired in June 1992, Mr. Hendrix served for approximately 30 years in various financial positions for General Motors Corporation, including serving as Resident Comptroller from 1975 until his retirement. Since June 1992, Mr. Hendrix has engaged in efficiency consulting studies with various governmental authorities and businesses in Georgia.

   Kenneth F. Davis was elected a Director of the Company in January 1996. Dr. Davis has been a practicing surgeon on the staff of the Harbin Clinic and Redmond Regional Medical Center, Rome, Georgia since 1986. In addition, Dr. Davis serves on the Board of AmSouth Bank of Georgia, a publicly owned bank.

   John E. McKinley was elected a Director of the Company in May 1998. Between 1991 and 1996, Mr. McKinley was the principal operating officer of BankSouth Corporation, Atlanta, Georgia, where he was a Board member and Chairman of the Credit Policy Committee. Mr. McKinley also headed the Management Committee of Bank South, which included direct responsibility for credit policy, business banking and mortgage banking. From 1969 to 1991, Mr. McKinley worked with Citizens and Southern National Bank and C&S/Sovran where he was the chief credit officer of C&S Georgia Corporation and a senior vice president. Additionally, Mr. McKinley has taught in numerous banking schools and has authored or co-authored numerous books and articles on banking. Since 1996, Mr. McKinley has been engaged in private consulting services. Mr. McKinley also serves as a director of Inficorp Holdings, Inc.

   Ronald L. Smorada was elected a Director of the Company in May 1999. During the past five years, Dr. Smorada has been an active participant in the nonwovens industry holding senior management positions at Reemay, Fiberweb and BBA US Holdings, the latter being the parent of the former two, with nonwoven sales in excess of $800 million. Dr. Smorada worked in the development, acquisition and integration of new and existing businesses, both domestic and international. A major focus for him has been the application and conversion of science and technical concepts into meaningful businesses.

   Listed below is information regarding the executive officers of the Company who are not also directors.

   James Michael Mabry (age 38) was elected Executive Vice President in October 1998 after serving as Vice President of Operations of the Company since May 1997. Additionally, he serves as Chief Executive Officer of MindHarbor, a technology services provider, and as Chief Executive Officer of Global Resources, Inc. ("GRI"), a material sourcing company. Mr. Mabry served in various positions with the Company (including Chief Information Officer) since his joining the Company in September, 1995. From 1984 to 1995, Mr. Mabry was employed by DeRoyal Industries where his career advanced from software engineer to vice president of information systems and operations. He also serves as Secretary of the Company.

   Donald "Don" E. McLemore, Ph.D. (age 50) was elected Executive Vice President in December 2000 and President of OREX Technology International, a division of Isolyser, in April 2000. Dr. McLemore served as Vice President of Research and Development for the Company from September 1999 until April 2000. Dr. McLemore joined Isolyser from Raychem Corporation, where he was Director of Technology and Business Development for the OEM Electronics Division. Previously, Dr. McLemore was with Dow Chemical Company ("Dow") for 21 years, holding positions with increasing levels of responsibility for Research and Development management, including Director of Technology and Business Development in Dow's New Business unit.

   R. G. "Jerry" Wilson (age 56) was elected Chief Financial Officer, Treasurer and Assistant Secretary of the Company in December 2000 in addition to serving since December 1999 in the position of Vice President and Chief Financial Officer of Microtek. Mr. Wilson served as Vice President of Finance for the White Knight Healthcare subsidiary of Isolyser after its acquisition by Isolyser in 1995. Prior to accepting such positions, Mr. Wilson had served as corporate controller of White Knight Healthcare, Inc. since 1987. Mr. Wilson was also employed by Akzo America, Inc. for twelve years in various accounting and income tax management positions. Pior to that, Mr. Wilson, who is a Certified Public Accountant, practiced public accounting for seven years.

   The Company's Articles of Incorporation adopt the provisions of the Georgia Business Corporation Code (the "Corporation Code") providing that no member of the Company's Board of Directors shall be personally liable to the Company or its shareholders for monetary damages for any breach of his duty of care or any other duty he may have as a director, except liability for any appropriation, in violation of the director's duties, of any business opportunity of the Company, for any acts or omissions that involve intentional misconduct or a knowing violation of law, for liability under the Corporation Code for unlawful distributions to shareholders, and for any transaction from which the director receives an improper personal benefit.

   The Company's Bylaws provide that each officer and director shall be indemnified for all losses and expenses (including attorneys' fees and costs of investigation) arising from any action or other legal proceeding, whether civil, criminal, administrative or investigative, including any action by and in the right of the Company, because he is or was a director, officer, employee or agent of the Company or, at the Company's request, of any other organization. In the case of an action by or in the right of the Company, such indemnification is subject to the same exceptions, described in the preceding paragraph, that apply to the limitation of a director's monetary liability to the Company. The Bylaws also provide for the advancement of expenses with respect to any such action, subject to the officer's or director's written affirmation of his good faith belief that he has met the applicable standard of conduct, and the officer's or director's written agreement to repay any advances if it is determined that he is not entitled to be indemnified. The Bylaws permit the Company to enter into agreements providing to each officer or director indemnification rights substantially similar to those set forth in the Bylaws, and such agreements have been entered into between the Company and each of the members of its Board of Directors. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and Bylaws, it provides greater assurances to officers and directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

Information Regarding the Board of Directors and Its Committees

   The Board of Directors maintains standing Audit and Compensation Committees. The Board has not established a standing nominating committee.

   The Audit Committee, currently consisting of Rosdon Hendrix and John McKinley, recommends to the Board the firm of independent public accountants that audits the consolidated financial statements of Isolyser and its subsidiaries, reviews the financial statements, and reviews matters pertaining to the audit and the Company's financial statements. The primary function of the Audit Committee involves oversight functions to support the quality and integrity of the Company's accounting and financial reporting processes generally. It should be noted, however, that the members of the Committee are not necessarily experts in the fields of auditing and accounting and do not provide special assurances on such matters. The Audit Committee met four times during 2000. The Board of Directors plans to appoint to the Audit Committee prior to June 14, 2001, a third qualified member from the Board of Directors. The report of the Audit Committee begins at page 5 of this Proxy Statement.

   The Compensation Committee, consisting of Rosdon Hendrix and Kenneth F. Davis, makes recommendations to the Board regarding the compensation of executive officers and administers Isolyser's incentive plans, including the Company's Stock Option Plans and Stock Purchase Plan. The Compensation Committee's report on executive compensation begins at page 12 of this Proxy Statement. The Compensation Committee met five times during 2000.

   The Board of Directors held eight meetings during 2000. Each incumbent director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member.

Report of the Audit Committee

   The following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

   The Board of Directors maintains an Audit Committee comprised of two of the Company's outside directors. The Board of Directors and the Audit Committee believes that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition as currently in effect, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14). The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as Appendix A hereto.

   The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000 with management and the independent auditors, including without limitation, a discussion with the independent auditors of the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1.

   In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with Securities and Exchange Commission.

                                             AUDIT COMMITTEE

                                             Rosdon Hendrix
                                             John E. McKinley

Section 16(a) Beneficial Ownership Reporting Compliance

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Isolyser's executive officers and directors and any persons holding more than ten percent of the Company's common stock are required to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of their initial ownership of the Company's common stock and any changes in ownership of such common stock. Specific due dates have been established and the Company is required to disclose in its Annual Report on Form 10-K and Proxy Statement any failure to file such reports by these dates. Copies of such reports are required to be furnished to Isolyser. Based solely on its review of the copies of such reports furnished to Isolyser, or written representations that no reports were required, Isolyser believes that, during 2000, all of its executive officers, directors and persons owning more than 10% of its common stock complied with the Section 16(a) requirements, except Dr. Davis and Mr. Honeycutt each reported exempt sales of shares late, and Dr. McLemore and Mr. Creizman each filed their Form 3s late.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 16, 2001, certain information regarding the beneficial ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each director and Named Executive Officer identified under "Executive Compensation" below, and (iii) all directors and executive officers as a group:

                                                               Percentage of
                                                                   Common
                                         Shares Beneficially Stock Beneficially
Name of Beneficial Owner                        Owned              Owned
------------------------                 ------------------- ------------------
Travis W. Honeycutt(1).................       2,188,722             5.3%
Gene R. McGrevin(2)....................         440,000             1.0%
Dan R. Lee(3)..........................         211,231               *
Rosdon Hendrix(4)......................         149,000               *
Kenneth Davis(5).......................         122,243               *
John E. McKinley(6)....................         175,000               *
Ronald L. Smorada(7)...................          50,000               *
Mike Mabry(8)..........................         166,968               *
Donald E. McLemore(9)..................          10,750               *
R. G. Wilson(10).......................          22,500               *
Migirdic Nalbantyan(11)................         361,000               *
James C. Rushing, III(12)..............          31,250               *
Dimensional Fund Advisors, Inc.(13)....       2,690,970             6.5%
All directors and executive officers as
 a group (10 persons)(14)..............       3,496,414             8.2%

--------
  *   Represents less than 1% of the common stock
 (1)  Includes options to acquire 5,000 shares exercisable within 60 days.
 (2)  Includes options to acquire 400,000 shares exercisable within 60 days.
 (3)  Includes options to acquire 181,166 shares exercisable within 60 days.
 (4)  Includes options to acquire 119,000 shares exercisable within 60 days.
 (5)  Includes options to acquire 97,000 shares exercisable within 60 days.
 (6)  Includes options to acquire 55,000 shares exercisable within 60 days.
 (7)  Includes options to acquire 50,000 shares exercisable within 60 days.
 (8)  Includes options to acquire 156,644 shares exercisable within 60 days.
 (9)  Includes options to acquire 8,750 shares exercisable within 60 days.
(10)  Includes options to acquire 12,500 shares exercisable within 60 days.
(11) Includes options to acquire 262,500 shares exercisable within 60 days and 1,000 shares owned by a family member.
(12)  Includes options to acquire 31,250 shares exercisable within 60 days.
(13) As reported by Dimensional Fund Advisors, Inc. in a Statement on Form 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(14)  Includes options to acquire 1,085,060 shares exercisable within 60 days.

                             EXECUTIVE COMPENSATION

Compensation Tables

   The following table sets forth the cash and non-cash compensation paid by the Company to the Company's chief executive officer and former chief executive officer, and each of the four most highly compensated executive officers of the Company serving at December 31, 2000 other than such chief executive officer, and one other executive officer of the Company during 2000 not serving as such at December 31, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation            Long-Term
                              ---------------------------------- Compensation
Name and Principal                                  Other Annual    Awards     All Other
Position                 Year  Salary       Bonus   Compensation  Options(#)  Compensation
------------------       ---- --------     -------- ------------ ------------ ------------
Dan R. Lee ............. 2000 $174,634     $ 53,813      --         50,000      $ 11,894(1)
 President and Chief     1999 $162,000     $127,044      --         35,081      $  7,319(2)
 Executive Officer       1998 $150,000          --       --        122,368      $  5,133(3)

Migirdic Nalbantyan..... 2000 $250,288          --       --            --       $  9,170(4)
 Former President and
  Chief                  1999 $181,154     $185,400      --        250,000      $130,899(5)
 Executive Officer       1998 $127,112(6)       --       --        400,000      $  2,077(7)

James C. Rushing, III... 2000 $146,538          --       --            --       $  4,910(8)
 Former Executive        1999 $ 97,923     $ 80,000      --         80,000      $    319(10)
 Vice President and      1998 $ 10,000(9)       --       --         20,000           --
 Chief Financial Officer

James Michael Mabry..... 2000 $162,500     $  8,250      --            --       $  9,804(11)
 Executive Vice
  President              1999 $152,885     $130,800      --        150,000      $  5,968(12)
 and Secretary           1998 $130,981          --       --        150,000      $  4,495(13)

Donald E. McLemore...... 2000 $146,538     $  8,250      --        145,000      $ 27,734(14)
 Executive Vice
  President              1999 $ 39,000(15)      --       --         25,000      $  2,251(16)

R. G. Wilson ........... 2000 $121,539     $ 25,625      --         25,000      $  5,120(17)
 Chief Financial Officer 1999 $102,809     $ 44,167      --          5,000      $  4,104(18)
                         1998 $ 86,931     $ 89,375      --         20,000      $    283(19)

--------
 (1) This amount represents $6,985 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $138 for $100,000 of term life insurance and a $6,000 automobile allowance.
 (2) This amount represents $5,070 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy and $213 for a $50,000 term life insurance policy.
 (3) This amount represents a $2,036 payment for a $250,000 term life insurance policy and contributions for a 401(k) plan for the balance of the amount stated.
 (4) This amount represents $8,912 in contributions to a 401(k) plan and $258 for a $100,000 term life insurance policy.
 (5) This amount represents $124,337 in reimbursements paid for relocation of residence, $6,208 in contribution to a 401(k) plan and $354 for $100,000 of term life insurance.
 (6) This amount represents compensation paid from February 1, 1998, the date Mr. Nalbantyan became an employee of the Company.
 (7) This amount represents contributions to a 401(k) plan.
 (8) This amount represents $258 for a $100,000 term life insurance policy and $4,652 in reimbursements paid for relocation of residence.
 (9) This amount represents compensation paid from December 16, 1998, the date Mr. Rushing became an employee of the Company.
(10) This amount represents premiums for a $95,000 term life insurance policy.

(11) This amount represents $9,750 in contribution to a 401(k) plan and $54 for a $100,000 term life insurance policy.
(12) This amount represents $5,908 in contribution to a 401(k) plan and $60 for a $100,000 term life insurance policy.
(13) This amount represents $4,429 in contributions to a 401(k) plan and $66 for a $100,000 term life insurance policy.
(14) This amount represents $18,804 in reimbursements paid for relocation of residence, $8,792 in contribution to a 401(k) plan and $138 for a $100,000 term life insurance policy.
(15) This amount represents compensation paid from September 8, 1999, the date Dr. McLemore became an employee of the Company.
(16) This amount represents $2,251 in reimbursements paid for relocation of residence.
(17) This amount represents $4,862 in contribution to a 401(k) plan and $258 for a $100,000 term life insurance policy.
(18)  This amount represents $4,104 in contribution to a 401(k) plan.
(19)  This amount represents $283 for a $50,000 term life insurance policy.

Employment Arrangements

   Messrs. Lee and McLemore are not parties to employment agreements with the Company.

   In connection with their respective resignations from their offices with the Company effective November 30, 2000, Messrs. Nalbantyan and Rushing entered into severance agreements in which, among other things, they ratified and confirmed the protective covenants contained in their respective employment agreements including covenants relating to the protection of confidential information and restricting competition against the Company. The Company agreed to continue their respective salaries for the last month of 2000, and pay a lump sum severance at the beginning of 2001 in an amount equal to their respective salaries, pay the premiums for continued group health insurance coverage for up to six months, and the vesting of a portion of their respective stock options and the allowance of one year following the date of their resignation to exercise such stock options.

   Mr. Mabry is a party to a three year employment agreement with the Company which commenced July 1, 2000. Such employment agreement specifies a minimum salary and benefits payable during the term of the employment agreement, and contains certain restrictive covenants including covenants relating to the protection of confidential information and restricting competition against the Company. The agreement is terminable by the Company or the employee with or without cause. In the event of a termination of the agreement by the Company without cause, or by the employee for good reason (as defined), the employee would generally be entitled to one year of salary as severance. In the event of any termination of the employee's employment following a change in control (as defined) of the Company, other than a termination of employment as a result of death or disability, then the Company is obligated to pay a severance amount equal to the employee's annual base salary as then in effect.

   Mr. Wilson is a party to an employment agreement with Microtek under which he agreed to continue to serve as an employee until March 31, 2002, and which specifies a certain minimum salary and benefits. The agreement also includes certain restrictive covenants including covenants relating to the protection of confidential information. The agreement is terminable by the Company with or without cause. In the event of any termination of Mr. Wilson's employment by the Company without cause, it is obligated to pay the base salary provided in the agreement through the expiration of the agreement.

Employee Benefit Plans

   1992 Stock Option Plan. In April 1992, the Board of Directors and shareholders of the Company adopted a Stock Option Plan (the "1992 Stock Option Plan"). The 1992 Stock Option Plan provides for the issuance of options to purchase up to 4,800,000 shares of common stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options may be granted under the 1992 Stock Option Plan to employees, officers or directors of, and consultants and advisors to, the Company who, in the opinion of the Compensation Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The 1992 Stock Option Plan is administered by a committee appointed by the Board of Directors. The Compensation Committee has been designated by the Board of Directors as the committee to administer the 1992 Stock Option Plan. The purposes of the 1992 Stock Option Plan are to ensure the retention of existing executive personnel, key employees and consultants of the Company, to attract and retain new executive personnel, key employees and consultants and to provide additional incentives by permitting such individuals to participate in the ownership of the Company.

   Options granted to employees may either be incentive stock options (as defined in the Internal Revenue Code (the "Code")) or nonqualified stock options. The exercise price of the options shall be determined by the Board of Directors or the committee at the time of grant, provided that the exercise price may not be less than the fair market value of the Company's common stock on the date of grant as determined in accordance with the limitations set forth in the Code. The terms of each option and the period over which it vests are determined by the committee, although no option may be exercised more than ten years after the date of grant and all options become exercisable upon certain events defined to constitute a change of control. To the extent that the aggregate fair market value, as of the date of grant, of shares with respect to which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified stock option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an incentive stock option, the purchase price per share cannot be less than 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years from the date of grant. Upon the exercise of an option, payment may be made by cash, check or, if provided in the option agreement, by delivery of shares of the Company's common stock having a fair market value equal to the exercise price of the options, or any other means that the Board or the committee determines. Options are non-transferable during the life of the option holder. The 1992 Stock Option Plan also permits the grant of alternate rights defined as the right to receive an amount of cash or shares of common stock having an aggregate fair market value equal to the appreciation in the fair market value of a stated number of shares of common stock from the grant date to the date of exercise. No alternate rights have been granted under the 1992 Stock Option Plan.

   As of March 16, 2001, options to purchase 2,148,896 shares of common stock were outstanding under the 1992 Stock Option Plan and approximately 569,028 shares of common stock were available for future awards under that Plan.

   1999 Stock Option Plan. In March 1999 the Board approved and in May 1999 the Company's shareholders ratified, the adoption of the Company's 1999 Long-Term Incentive Plan (the "1999 Stock Option Plan"). The 1999 Stock Option Plan currently provides for the issuance of options and other stock awards to acquire shares of common stock up to a maximum of 1,200,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends and other similar dilutive events). Options and other stock awards may be granted under the 1999 Stock Option Plan to employees of the Company and certain subsidiaries and affiliated businesses, and to directors, consultants and other persons providing key services to the Company.

   The Compensation Committee of the Board of Directors will determine the terms and conditions of options granted under the 1999 Stock Option Plan, including the exercise price, which generally may not be less than the fair market value of the Company's common stock on the date of grant. Awards under the 1999 Stock Option Plan may be settled through cash payments, the delivery of shares of common stock, or a combination thereof as the Committee shall determine. Stock options awarded under the 1999 Stock Option Plan which are intended to be incentive stock options are subject to the same restrictions described above with respect to the 1992 Stock Option Plan.

   The 1999 Stock Option Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval: (a) increasing the number of shares that may be issued under the 1999 Stock Option Plan (except for certain adjustments provided for under the 1999 Stock Option Plan), or (b) amending the 1999 Stock Option Plan provisions regarding the limitations on the exercise price. In the event of a change of control (as defined generally to include the acquisition by an individual, entity or group of more than 15% of the outstanding common stock of the Company, a merger or consolidation of the Company or a sale by the Company of all or substantially all of the Company's assets), any award granted under the 1999 Stock Option Plan shall become exercisable except to the extent
(a) the award otherwise provides or (b) the exerciseability of such award will result in an "excess parachute payment" within the meaning of the Code. The 1999 Stock Option Plan is unlimited in duration and, in the event of 1999 Stock Option Plan termination, shall remain in effect as long as any awards under it are outstanding, except no incentive stock options may be granted under the 1999 Stock Option Plan on a date that is more than ten years from the date the 1999 Stock Option Plan is approved by shareholders. Each option expires on the date established by the Compensation Committee at the time of the grant, except the expiration cannot be later than the earliest of ten years from the date on which the option was granted, if the participant's date of termination occurs for reasons other than retirement or early retirement, the one year anniversary of such date of termination, or if the participant's date of termination occurs by reason of retirement or early retirement, the three year anniversary of such date of termination.

   As of March 16, 2001, options to purchase 740,500 shares of common stock were outstanding under the 1999 Stock Option Plan and approximately 459,500 shares of common stock were available for future awards under the 1999 Stock Option Plan.

   Employee Stock Purchase Plan. In March 1999 the Board approved and in May 1999 the Company's shareholders ratified, the adoption of the Company's Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the "1999 Stock Purchase Plan"). The 1999 Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Code to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of common stock. Under the 1999 Stock Purchase Plan payroll deductions are used to purchase the Company's common stock. An aggregate of 700,000 shares of common stock of the Company were reserved for issuance under the 1999 Stock Purchase Plan.

Stock Options

   The Company granted options to its Named Executive Officers in 2000 as set forth in the following table. The Company has no stock appreciation rights ("SARs") outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                         ------------------------------------------------------
                                                                                 Potential Realizable
                                       Percent of                                  Value at Assumed
                          Number of      Total                                   Annual Rates of Stock
                          Securities  Options/SARs                              Price Appreciation for
                          Underlying   Granted to                                    Option Term(1)
                         Options/SARs Employees in    Exercise or    Expiration -----------------------
   Name                   Granted (#) Fiscal Year  Base Price ($/Sh)    Date      5% ($)      10% ($)
   ----                  ------------ ------------ ----------------- ---------- ----------- -----------
Dan R. Lee..............    50,000         8.4%         $1.1875       11/30/10  $    37,341 $    94,628
Migirdic Nalbantyan.....       --          --               --             --           --          --
James C. Rushing, III...       --          --               --             --           --          --
Mike Mabry..............       --          --               --             --           --          --
Donald E. McLemore......    10,000         1.7%         $ 4.188        5/17/10  $    26,338 $    66,746
                           135,000        22.6%         $  2.25         8/9/10  $   191,027 $   484,099
R. G. Wilson............    25,000         4.2%         $1.1875       11/30/10  $    18,670 $    47,314

--------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions.

   The following table sets forth the value of options exercised during 2000 and of unexercised options held by the Company's Named Executive Officers at December 31, 2000.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         Number of
                                                        Securities       Value of
                                                        Underlying      Unexercised
                                                        Unexercised    in-the-Money
                                                      Options/SARs at Options/SARs at
                                                        FY-End (#)      FY-End ($)
                         Shares Acquired    Value      Exercisable/    Exercisable/
Name                     On Exercise (#) Realized ($)  Unexercisable   Unexercisable
----                     --------------- ------------ --------------- ---------------
Dan R. Lee..............     251,295       $288,703   172,394/ 76,311      $0/$0(1)
Migirdic Nalbantyan.....         --             --    262,500/162,500      $0/$0(2)
James C. Rushing, III...         --             --     30,000/ 20,000      $0/$0(3)
Mike Mabry..............      29,475       $ 38,686   119,143/151,382      $0/$0(4)
Donald E. McLemore......         --             --      6,250/145,000      $0/$0(5)
R. G. Wilson............      19,738       $ 34,138     6,250/ 38,750      $0/$0(6)

--------
(1) The indicated value is based on exercise prices ranging from $2.125 to $3.49 per share on 172,394 exercisable options and exercise prices ranging from $1.1875 to $2.125 on 76,311 unexercisable options, and a value per share on December 29, 2000 of $1.00.
(2) The indicated value is based on exercise prices ranging from $1.25 to $2.6875 per share on 262,500 exercisable options and exercise prices ranging from $1.25 to $2.6875 on 162,500 unexercisable options, and a value per share on December 29, 2000 of $1.00.
(3) The indicated value is based on exercise prices ranging from $1.094 to $2.813 per share on 30,000 exercisable options and exercise prices ranging from $2.125 to $2.813 on 20,000 unexercisable options, and a value per share on December 29, 2000 of $1.00.
(4) The indicated value is based on exercise prices ranging from $1.25 to $3.375 per share on 119,143 exercisable options and exercise prices ranging from $1.25 to $2.2813 on 151,382 unexercisable options, and a value per share on December 29, 2000 of $1.00.
(5) The indicated value is based on an exercise price of $2.813 per share on 6,250 exercisable options and exercise prices ranging from $2.25 to $4.188 on 145,000 unexercisable options, and a value per share on December 29, 2000 of $1.00.
(6) The indicated value is based on exercise prices ranging from $2.125 to $2.2813 per share on 6,250 exercisable options and exercise prices ranging from $1.1875 to $2.2813 on 38,750 unexercisable options, and a value per share on December 29, 2000 of $1.00.

Director Compensation

   In consideration of Mr. McGrevin's agreement to serve as Chairman effective upon the immediately preceding Chairman's resignation, the Chairman receives a retainer at the rate of $100,000 for the period beginning December 1, 2000 through June 30, 2001.

   The other directors who are not also employees of the Company ("Nonemployee Directors") receive a retainer of $10,000 per year payable in a lump sum following each annual meeting of shareholders. No meeting fees are payable to the Nonemployee Directors. Nonemployee Directors are reimbursed upon request for reasonable expenses incurred in attending Board of Director or committee meetings.

   At each regular annual meeting of shareholders, the Company grants to each Nonemployee Director a non-qualified stock option covering 5,000 shares of common stock (except that such stock option covers 25,000 shares of common stock for Nonemployee Directors upon their initial election as a director of the Company) at an exercise price equal to the fair market value of the Company's common stock on such date of grant. These option grants may be exercised only by the optionee until the earlier of five years after the date of grant or one year after ceasing to be a director of the Company.

   In addition to the foregoing, during 2000 the Company paid Mr. McGrevin $20,000 in consideration of his services as Chairman during the period from January 1, 2000 through May 18, 2000. In consideration of special services provided by the following directors either as chairman of committees of the Board or for other services, the Company granted stock options to the following directors with each of such stock options having an exercise price equal to the fair market value of the Company's common stock on the date of grant, and being exercisable only by the optionee until the earlier of five (5) years after the date of grant or one (1) year after ceasing to be a director of the Company:

      Name                                       Number of Shares Exercise Price
      ----                                       ---------------- --------------
      Rosdon Hendrix............................      20,000         $  2.25
      Gene McGrevin.............................     150,000         $1.1875
      John McKinley.............................      10,000         $1.1875
      Ronald L. Smorada.........................      10,000         $  2.25

Report of the Compensation Committee on Executive Compensation

   The following Report of the Compensation Committee and the performance graph in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

   Two outside directors and no inside directors comprise the Compensation Committee of the Board of Directors. Neither of the outside directors serves on the board of any other committee member's company or organization and none of the executive officers of Isolyser serve on the board of any committee member's organization. The Committee has access to outside consultants and counsel at the discretion of the Committee.

   The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation, which currently consists of stock option plans approved by shareholders. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company's performance. The Compensation Committee's responsibilities include: (i) participating in the determination of goals for the Company's executive officers; (ii) participating in the selection and design of compensation packages and programs relating to such goals; (iii) monitoring the effectiveness of the compensation packages and programs; and (iv) monitoring compensation-related developments generally and considering their application to the Company's executive officers.

   Base Pay. The salary paid to the Company's executives is targeted to be in line with related industry companies of similar size, while taking into account the experience of individual officers and the requirements of attracting prospective key executives to join Isolyser. In general, the Committee attempts to fix base salaries at levels deemed appropriate by the Committee in order that compensation packages may also emphasize result-oriented factors reflected in a bonus potential and the value of stock options and stock ownership. The Committee reviews salaries and pay ranges for its executives, and salaries may be increased based on the Committee's assessment of an individual's performance and contributions to Isolyser goals. Salary adjustments are generally based on historical performance. The Committee increased the salary of its former Chief Executive Officer and President, Mr. Nalbantyan, for 2000 from $180,000 per year to $225,000 per year effective January 5, 2000 and to $275,000 per year effective August 1, 2000. The Committee also increased the salary for four other of the Company's incumbent executive officers for 2000. As a part of the implementation of a restructuring plan for the Company, the Compensation Committee approved severance arrangements for the Company's former Chief Executive Officer and one other former executive officer which included thirteen months of salary.

   Bonus. Based upon a review by the Committee of a number of factors including additional duties undertaken by Mr. Lee, the Company's current Chief Executive Officer and President, and other factors, the Committee approved a bonus of $53,813 to Mr. Lee in 2000 and a bonus for three others of the Company's executive officers.

   Long-Term Incentive. The Company's only current method of awarding long-term compensation is its stock option plans, approved by shareholders. All officers are eligible to receive grants under the stock option plans. Grants under the plans generally extend for five to ten years, are priced at not less than fair market value on the date of grant, and are generally intended to provide incentive for future performance rather than reward past performance. Six of the persons serving as the Company's executive officers during all or a portion of 2000 were granted stock options in 2000. Mr. Nalbantyan was granted in 2000 a stock option to purchase up to 50,000 shares at an exercise price of $2.25 per share vesting in four equal annual increments beginning on the first anniversary of the award date and having a term of ten years. The options were cancelled in connection with Mr. Nalbantyan's resignation. In connection with Mr. Lee assuming the additional duties of acting Chief Executive Officer and President, Mr. Lee was granted in 2000 a stock option to purchase up to 50,000 shares at an exercise price of $1.1875 per share vesting in four equal annual increments beginning on the first anniversary of the award date and having a term of ten years. In awarding stock options, the Compensation Committee considers (i) the contribution to the performance of the Company of eligible employees, sales representatives and other eligible persons, (ii) stock options held by and previously awarded to eligible employees and (iii) stock ownership of eligible employees, in addition to other factors the Compensation Committee may from time to time deem relevant.

   One of the factors in the Compensation Committee's consideration of compensation matters is the anticipated tax treatment to the Company and to its executive officers of various components of compensation. However, amendments to and interpretations of the tax laws and other factors beyond the control of the Compensation Committee affect the tax treatment of compensation. For these reasons, the Compensation Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of other components of compensation to the extent reasonably practicable and to the extent consistent with other compensation objectives of the Company.

   The Compensation Committee intends to continually evaluate the Company's compensation policies and procedures with respect to executive officers. Although the Compensation Committee believes that current compensation policies align the financial interests of executive officers with those of the Company's shareholders and with Company performance, it will continue to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                             COMPENSATION COMMITTEE

                                             Rosdon Hendrix
                                             Kenneth F. Davis

Stock Price Performance Graph

   The graph below compares cumulative total returns (changes in stock price plus reinvested dividends) on a hypothetical investment of $100 in the Common Stock of Isolyser, the S&P 500 Index and the S&P Health Care Sector Index (formerly known as the S&P Health Care Composite Index), for the period commencing December 31, 1995 and ending December 31, 2000.



                                                Cumulative Total Return
                                       -----------------------------------------
                                       12/95  12/96  12/97  12/98  12/99  12/00
                                       ------ ------ ------ ------ ------ ------
ISOLYSER COMPANY, INC................. 100.00  50.00  16.74   7.59  21.21   7.14
S & P 500............................. 100.00 122.96 163.98 210.84 255.22 231.98
S & P HEALTH CARE SECTOR.............. 100.00 120.75 173.54 250.28 229.65 312.20

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   Deloitte & Touche LLP, the Company's independent auditors since 1987, were appointed by the Board of Directors as the Company's independent auditors for 2000. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, to be available to answer appropriate questions and to make a statement if desired.

Audit Fees

   Fees for the year 2000 audit and the review of Forms 10-Q in 2000 were $129,400, of which an aggregate amount of $70,400 had been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees

   Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

   Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the year ended December 31, 2000 were $98,000.

   The Audit Committee has not considered whether the payments made to its independent auditors for non-audit services for 2000 are compatible with maintaining such auditors' independence.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
                                OF SHAREHOLDERS

   Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders of Isolyser must be received at Isolyser's executive offices at 4320 International Boulevard, Norcross, Georgia 30093, addressed to the attention of the Secretary, by December 18, 2001, in order to be included in the proxy statement and form of proxy relating to such meeting. Appropriate proposals of shareholders intended to be presented at the Company's 2002 annual meeting without inclusion in the Company's proxy statement must be received by the Company, at the above address and attention, by March 16, 2002 in order to be considered timely. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, Isolyser shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

                                 ANNUAL REPORT

   Isolyser's 2000 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of Isolyser and the report thereon of Deloitte & Touche LLP, independent public accountants.

                                          By Order of the Board of Directors
                                          /s/ James Michael Mabry
                                          James Michael Mabry
                                          Secretary

April 16, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                                       OF
                             ISOLYSER COMPANY, INC.

I.PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by maintaining a continuously functional committee of independent directors. The Audit Committee's primary focus shall involve oversight functions to support the quality and integrity of the Company's accounting and financial reporting processes generally. The Audit Committee's functions shall not necessarily be limited to accounting and financial matters. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to review the financial statements and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report.

  . Review and appraise the audit efforts of the Company's independent public accountants.

  . Provide an open avenue of communication among the independent public accountants, financial and senior management and the Board of Directors.

  . Recommend to the Board of Directors appointment of the Company's independent public accountants.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

   In fulfilling its purpose, the Audit Committee shall be an active participant in some but not all communications between management and the Company's independent public accountants. It is understood that the Audit Committee does not provide special assurances on the Company's financial statements or financial reporting, but rather serves as one among other means to promote the integrity of the Company's financial statements and financial reporting.

   In fulfilling its duties and responsibilities, the Audit Committee acknowledges the independent public accountants' ultimate accountability to the Board of Directors and the Audit Committee, as representatives of shareholders. In addition, the Audit Committee as representatives of shareholders, acknowledges that it has the ultimate authority and responsibility to select, evaluate, and where appropriate, to replace the Company's independent public accountants.

II.COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be qualified to be a member of the Audit Committee under the applicable rules set forth by the Securities and Exchange Commission and the National Association of Securities Dealers.

   The members of the Audit Committee shall be elected by the Board of Directors. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a chair by majority vote of the full Committee membership.

III.MEETINGS

   The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent public accounts. The Audit Committee shall consider meeting separately with the auditors and management, and in any event shall encourage opportunities for such private communications to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall report on its meetings to the Board of Directors.

IV.RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

   1. Review and update this Charter periodically as conditions dictate and determine whether it has satisfied its responsibilities under this Charter during the prior year.

    2. Review the Company's annual financial statements and oversee reports or other financial information submitted to the Securities and Exchange Commission, or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

    3. Monitor with financial management and the independent public accountants the Company's Forms 10-Q. The Committee shall focus in this regard shall particularly include any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management. Monitoring interim reports may be conducted without formal Audit Committee meetings.

    4. Prepare a report to be included in the Company's annual Proxy Statement regarding the Audit Committee's activities, in accordance with the requirements set forth by the Securities and Exchange Commission.

Independent Public Accountants

   5. Recommend to the Board of Directors the selection of the independent public accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent public accountants.

    6. On an annual basis, the Committee shall ensure the receipt of, and review, a formal written statement from the independent public accountants regarding delineating all relationships between the public accountant and the Company, consistent with Independence Standards Board Standard 1 and to actively engage in a dialogue with the independent public accountants regarding any disclosed relationships or services that may impact the objectivity and independence of the public accountant and for taking, or recommending that the Board of Directors take appropriate action to oversee the independence of the public accountant.

    7. Review the performance of the independent public accountants and approve any proposed discharge when circumstances warrant in accordance with the fact that the independent public accountants are ultimately responsible to the Board of Directors and to the Audit Committee as representatives of the Company's shareholders.

    8. Periodically consult with the independent public accountants (which, in the discretion of the Committee, may occur out of the presence of management) about internal controls and the quality and accuracy of the Company's financial statements.

Financial Reporting

   9. In consultation with the independent public accountants, monitor the integrity of the Company's financial reporting processes, both internal and external.

     10. Consider the independent public accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent public accountants and management.

Process Improvement

     12. Following completion of the annual audit, review with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent public accountants in connection with the preparation of the financial statements.

     14. Review with the independent public accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

     15. As brought to the attention of the Audit Committee, review conflicts of interest transactions.

     16. Review the activities, organizational structure, and qualifications of the internal finance and accounting department.

     17. Review any legal matter that could have a significant impact on the Company's financial statements with the Company's counsel.

     18. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                              PROXY SOLICITED FOR
                       ANNUAL MEETING OF SHAREHOLDERS OF
                             ISOLYSER COMPANY, INC.
                            TO BE HELD MAY 16, 2001

  The undersigned hereby appoints Gene R. McGrevin, Dan R. Lee and Michael Mabry, and each of them, with full power of substitution, proxies to represent and vote, as indicated below, all of the shares of Common Stock of Isolyser Company, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 16, 2001, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

ELECTION OF DIRECTORS:

[_] FOR the election as            [_] WITHHOLD AUTHORITY to vote for all
    directors of all nominees          nominees listed below
    listed below (except as
    marked to the contrary below)

 Gene R. McGrevin  Kenneth F. Davis           Gene R. McGrevin     Kenneth F. Davis
 Dan R. Lee        John E. McKinley           Dan R. Lee           John E. McKinley
 Rosdon Hendrix    Ronald L. Smorada          Rosdon Hendrix       Ronald L. Smorada

(INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike through that individual's name.)

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                                           DATED: ___________________, 2001

                                           ------------------------------------

                                           ------------------------------------
                                           Signature of Shareholder

                                           Please sign exactly as your name or
                                           names appear hereon. Where more
                                           than one owner is shown, each
                                           should sign. Persons signing in a
                                           fiduciary or representative
                                           capacity shall give full title. If
                                           this proxy is submitted by a
                                           corporation, please sign in full
                                           corporate name by authorized
                                           person.


  Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.